                                                         -----------------------
                                                         KILPATRICK STOCKTON LLP
                                                               EXECUTION
                                                         -----------------------


================================================================================



                           PURCHASE AND SALE AGREEMENT


                            Dated as of July 14, 1999


                                     Between


                         FIDELITY LEASING SPC IV, INC.,


                                    as Buyer
                                    --------

                                       and


                             FIDELITY LEASING, INC.


                                    as Seller
                                    ---------



================================================================================

                                                     TABLE OF CONTENTS

ARTICLE I  GENERAL................................................................................................1
         Section 1.1 Certain Defined Terms........................................................................1
         Section 1.2 Other Definitional Provisions................................................................2
ARTICLE II  SALE, TRANSFER AND ASSIGNMENT.........................................................................3
         Section 2.1 Sale, Transfer and Assignment................................................................3
         Section 2.2 Purchase Price...............................................................................4
         Section 2.3 Payment of Purchase Price....................................................................4
         Section 2.4 Deliveries and Undertakings in Connection with Sale..........................................4
ARTICLE III  CONDITIONS PRECEDENT.................................................................................6
         Section 3.1 Conditions Precedent to Initial Purchase.....................................................6
         Section 3.2 Conditions Precedent to the Buyer's Obligations Regarding Contracts..........................6
ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................................................7
         Section 4.1 Seller's Representations and Warranties......................................................7
         Section 4.2 Seller's Representations and Warranties Regarding the Contracts.............................12
         Section 4.3 Representations and Warranties of the Buyer.................................................14
ARTICLE V  COVENANTS.............................................................................................15
         Section 5.1 Affirmative Covenants of Seller.............................................................15
         Section 5.2 Negative Covenants of Seller................................................................19
ARTICLE VI  SUBSTITUTION OF CONTRACTS............................................................................21
         Section 6.1 Substitution of Contracts...................................................................22
ARTICLE VII  PURCHASE TERMINATION EVENTS.........................................................................23
         Section 7.1 Purchase Termination Events.................................................................23
ARTICLE VIII  INDEMNIFICATION....................................................................................25
         Section 8.1 Indemnification by the Seller...............................................................25
         Section 8.2 Assignment of Indemnities...................................................................26
ARTICLE IX  MISCELLANEOUS PROVISIONS.............................................................................27
         Section 9.1 Amendment...................................................................................27
         Section 9.2 Governing Law; Waiver of Jury Trial.........................................................27
         Section 9.3 Notices.....................................................................................27
         Section 9.4 Severability of Provisions..................................................................28
         Section 9.5 Assignment..................................................................................28
         Section 9.6 Further Assurances..........................................................................28
         Section 9.7 No Waiver; Cumulative Remedies..............................................................29
         Section 9.8 Counterparts................................................................................29
         Section 9.9 Binding Effect; Third-Party Beneficiaries...................................................29
         Section 9.10 Merger and Integration.....................................................................29
         Section 9.11 Headings and Exhibits......................................................................30
         Section 9.12 Merger or Consolidation of, or Assumption of the Obligations of, the Seller................30
         Section 9.13 Costs, Expenses and Taxes..................................................................30
         Section 9.14 Recourse Against Certain Parties...........................................................31
         Section 9.15 Setoff.....................................................................................32
         Section 9.16 Rights of Inspection.......................................................................32
         Section 9.17 Termination................................................................................33


LIST OF EXHIBITS AND SCHEDULES

Schedule I   List of Contracts

Schedule II  Tradenames, Fictitious Names and "Doing Business As" Names

Exhibit A    Form of Assignment

Annex I      Conditions Precedent Documents

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated as of July 14, 1999 by and between FIDELITY LEASING, INC. a Pennsylvania corporation (the "Seller"), and FIDELITY LEASING SPC IV, INC. a Delaware corporation (the "Buyer").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer certain contracts originated or purchased by the Seller in its normal course of business, together with, among other things, the related rights of payment thereunder.

         NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

ARTICLE I

GENERAL

         Section 1.1   Certain Defined Terms.
                       ---------------------

         Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Receivables Funding Agreement (as defined below).

Financial Projections: Financial projections for both RLI and the Seller substantially similar to those received by the Administrative Agent on May 27, 1999, which project the data for their respective balance sheets, statements of cash flow and income statements for two (2) years (on a quarterly basis), together with the underlying assumptions used therein and pro forma covenant compliance.

Leverage Ratio: The ratio of (1) Total Liabilities to (2) Tangible Net Worth.

Purchase: Defined in Section 2.1.

Purchase Date: Any day on which any Purchased Asset is acquired by the Buyer pursuant to the terms of this Agreement including any Substitution Date.

Purchase Price: Defined in Section 2.2.

Purchased Assets: Defined in Section 2.1(a).

Purchased Contracts: The Contracts listed on Schedule I hereto as such Schedule I may be amended, supplemented, restated or replaced from time to time.

Receivables Funding Agreement: The Receivables Funding Agreement, dated as of July 14, 1999 by and among the Buyer, as a seller thereunder, Seller, as servicer and originator, the liquidity lenders named therein, Variable Funding Capital Corporation, as a CP Lender (as defined therein), Harris Trust and Savings Bank, as collateral custodian and backup servicer, First Union Capital Markets Corp., as administrative agent and VFCC Managing Agent (as defined therein).

Sale Papers: Defined in Section 4.1(a).

Servicer: Initially, Fidelity Leasing, Inc. in its capacity as the Servicer under the Receivables Funding Agreement, and its permitted successors and assigns, and thereafter any Person appointed as successor as provided therein to service the Assets thereunder.

Substitution Date: Any date on which the Seller transfers a Substitute Contract to the Buyer.

Total Liabilities: All liabilities of Fidelity minus non-recourse debt, determined in accordance with GAAP, consistently applied.

         Section 1.2  Other Definitional Provisions.
                      -----------------------------

         The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Receivables Funding Agreement, the terms and provisions contained herein shall govern with respect to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9. All hourly references herein shall refer to New York City time. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Except as otherwise indicated, all agreements defined in this Agreement refer to the same as from time to time amended or supplemented or as the terms of such agreements are waived or modified in accordance with their terms.

ARTICLE II

SALE, TRANSFER AND ASSIGNMENT

         Section 2.1  Sale, Transfer and Assignment.
                      -----------------------------

         (a) On each Purchase Date the Seller will sell, transfer, assign, set over and otherwise convey to the Buyer, and the Buyer will purchase and take from the Seller, without recourse, all right, title and interest of the Seller in, to and under the following property, whether now existing or hereafter created or acquired (the "Purchased Assets"):

                  (i) the Contracts that are owned by the Seller and that are listed on the applicable Contract List, together with all Collections and all monies due or to become due in payment of such Contracts after the related Cut-Off Date, and any payments in respect of a Casualty Loss or early termination, but excluding any Scheduled Payments due on or prior to the related Cut-Off Date and any Excluded Amounts;

                  (ii) the Equipment related to such Contracts including all Proceeds from any sale or other disposition of such Equipment;

                  (iii) the Contract Files related to such Contracts;

                  (iv) all payments made or to be made in the future specifically with respect to such Contracts or the Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Contracts;

                  (v) all Insurance Proceeds with respect to such Contracts; and

                  (vi) all income and Proceeds of the foregoing.

         (b) The Seller shall on or prior to any Purchase Date execute and deliver to the Buyer a written assignment from the Seller to the Buyer substantially the form of Exhibit A hereto. From and after such Purchase Date, the Contracts listed on such assignment shall be deemed to be Contracts hereunder. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller or any other Person in connection with the Contracts or under any agreement or instrument relating thereto including, without limitation, any obligation to any Obligor.

         (c) On or before any Purchase Date with respect to the Contracts to be acquired by the Buyer on that date, the Seller shall provide the Buyer with an Officer's Certificate certifying as follows: (i) each such Contract is, as of such Purchase Date, an Eligible Contract, (ii) no selection procedures believed by the Seller to be materially adverse to the interest of the Buyer were utilized in selecting such Contracts from the available Eligible Contracts in the Seller's portfolio, (iii) such Contracts and all proceeds thereof will be conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates, except for Permitted Liens, (iv) as of such Purchase Date, (A) no Insolvency Event with respect to the Seller has occurred, (B) the Buyer is not insolvent and (C) the sale of such Contracts to the Buyer has not been made in contemplation of the occurrence of any Insolvency Event with respect to the Seller, and (v) as of such Purchase Date, no Termination Event with respect to the Seller has occurred.

         Section 2.2 Purchase Price.
                     --------------

         The purchase price for each Contract sold to the Buyer by the Seller under this Agreement (the "Purchase Price") shall be a dollar amount equal to the Discounted Contract Balance determined as of the related Cut-Off Date.

         Section 2.3 Payment of Purchase Price.
                     -------------------------

         (a) The Purchase Price for each Contract existing on the initial Purchase Date shall be paid or provided for on the initial Purchase Date by payment of such amount as specified in a certificate of a Responsible Officer of the Seller dated the date of such initial Purchase Date in immediately available funds. The remaining balance (if any) shall be deemed paid through a contribution to capital of the Buyer by the Seller.

         (b) The Purchase Price for any portion of the Contracts sold by the Seller on any subsequent Purchase Date shall be paid either (i) in immediately available funds or (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price, by means of a capital contribution by the Seller to the Buyer.

         (c) Unless otherwise specified herein, all payments of the Purchase Price of any Contract sold hereunder shall be made not later than 3:00 p.m. on the date specified therefor in lawful money of the United States of America in same day funds by depositing such amounts in the bank account designated in writing by the Seller to the Buyer.

         (d) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date, elect to designate all or a portion of the Contracts proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the Purchase Price payable with respect to such transfer shall be reduced by the aggregate principal balance of the contributed Contracts or portions thereof; provided, however, that Contracts contributed to the Buyer as capital shall otherwise constitute Purchased Assets for purposes of this Agreement.

         Section 2.4 Deliveries and Undertakings in Connection with Sale.
                     ---------------------------------------------------

         (a) The Seller agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Purchased Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale of the Purchased Assets from the Seller to the Buyer, (ii) that such financing statements shall name the Seller, as seller, and the Buyer, as purchaser, of the

Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding continuation statements, which shall be delivered as filed) to the Buyer on or prior to the initial Purchase Date and (if any additional filing is applicable) on or prior to any subsequent Purchase Date.

         (b) The Seller will deliver to the Buyer, or its designee, all chattel paper and instruments (as each such term is defined in the UCC), if any, representing or evidencing any of the Contracts or other Purchased Assets.

         (c) If the Seller discovers or is notified by the Buyer, the Collateral Custodian or the Administrative Agent that any Contracts are missing or defective (for example, but not by way of limitation, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) or, with respect to titled Equipment, that the certificate of title naming the Seller as the owner and naming the Administrative Agent, as agent of the Purchasers, as first lienholder is not in the Contract File, the Seller shall correct or cure such omission, defect or other irregularity within 30 days from the date the Seller discovered, or is so notified of such omission or defect. Otherwise, the Seller shall replace such Contract with a Substitute Contract in accordance with Section 6.1 hereof.

         (d) In connection with the sale of the Purchased Assets, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files, on or prior to each Purchase Date, that such Purchased Assets have been sold to the Buyer pursuant to this Agreement. The Seller further agrees to deliver to the Buyer on each Purchase Date, a computer file or microfiche list containing a true and complete list of all Contracts, identified by account number and Outstanding Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.

         (e) It is the intention of the parties hereto that the conveyance of the Contracts and the other Purchased Assets by the Seller to the Buyer as provided in Section 2.1 be, and be construed as, an absolute sale, without recourse, of the Contracts and the other Purchased Assets by the Seller to the Buyer. Furthermore, it is not intended that such conveyance be deemed a pledge of the Contracts and the other Purchased Assets by the Seller to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a "security interest" within the meaning of Article 9 of the UCC in all of the Seller's right, title and interest in and to the Contracts and the other Purchased Assets, now existing and hereafter created, to secure a loan in an amount equal to the aggregate Purchase Price and each of the Seller's other payment obligations under this Agreement.

         (f) In order to secure the performance by the Seller of its covenants and obligations hereunder, the Seller irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact to act on behalf of the

Seller to take all such steps or actions and to execute and deliver all instruments, agreements, deeds, memoranda and other documents that may be necessary to perfect and protect the Buyer's title to and interest in the specific Purchased Assets which have been transferred to the Buyer by it or to enable the Buyer to exercise or enforce any of its rights hereunder. This appointment is coupled with an interest and is irrevocable.

ARTICLE III

CONDITIONS PRECEDENT

         Section 3.1 Conditions Precedent to Initial Purchase.
                     ----------------------------------------

         On or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the items specified on Annex I hereto.

         Section 3.2 Conditions Precedent to the Buyer's Obligations Regarding
                     ---------------------------------------------------------
Contracts.
---------

         The obligations of the Buyer to purchase Purchased Assets from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions:

         (a) all representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such date as though made on and as of such date;

         (b) on and as of such date, the Seller shall have performed all obligations required to be performed by it on or prior to such date pursuant to the provisions of this Agreement;

         (c) no event has occurred and is continuing, or would result from such purchase which constitutes a Termination Event under the Receivables Funding Agreement;

         (d) no law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such purchase by the Buyer in accordance with the provisions hereof; and

         (e) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

         Section 4.1 Seller's Representations and Warranties.
                     ---------------------------------------

         The Seller represents and warrants to the Buyer, as of each Purchase Date, that:

         (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted and to execute enter into and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

         (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a corporation and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals has not had and would not be reasonably expected to have a material adverse effect on its ability to perform its obligations hereunder or under the Sale Papers.

         (c) Power and Authority; Due Authorization. The Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and each of the Sale Papers, (B) carry out the terms of this Agreement and Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, each of the Sale Papers and the other Transaction Documents to which it is a party.

         (d) Binding Obligation. This Agreement, the Sale Papers and each other Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as may be limited by Insolvency Laws.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller's certificate of incorporation or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien upon any of the Seller's properties pursuant to the terms of any such Contractual Obligation, other than Transaction Documents, or (iii) violate, in any material respect, any Applicable Law.

         (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, the Sale Papers or any other Transaction

Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Sale Papers or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Seller of its obligations under this Agreement, any other Transaction Document or any of the Sale Papers.

         (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement and the Sale Papers, the performance of the transactions contemplated by this Agreement and the Sale Papers and the fulfillment of or terms hereof and thereof, have been obtained.

         (h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any "bulk sales" law by the Seller.

         (i) Solvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller is paying its debts as they mature; the Seller has not incurred debts beyond its ability to pay as they mature; and the Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future.

         (j) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Buyer were utilized by the Seller in selecting the Contracts to be sold, assigned, transferred, set-over and otherwise conveyed hereunder.

         (k) Use of Proceeds. No proceeds of the sale of any Contract hereunder received by the Seller will be used by the Seller to purchase or carry any margin security.

         (l) Investment Company Act. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or the Seller is otherwise exempt from all provisions of such Act.

         (m) Other Names. The legal name of the Seller is as set forth in this Agreement and within the preceding five years the Seller has not used, and the Seller currently does not use, any tradenames, fictitious names, assumed names or "doing business as" names other than those set forth on Schedule II hereto.

         (n) Place of Business. The principal place of business and chief executive office of the Seller are located at the address of the Seller referred to on the signature page of this Agreement or at such other locations as have been indicated to the Buyer and the Administrative Agent in writing, and there are now no, and during the past four months there have not been any, except as have been disclosed to the Buyer and the Administrative Agent in writing, other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps records.

         (o) No Liens. The Seller owns each Purchased Asset, together with the Contract related thereto, to be sold by it hereunder free and clear of any Lien except as provided herein, and upon the sale, transfer or assignment hereunder, the Buyer shall (i) become the owner of each Purchased Asset then existing or thereafter arising, free and clear of any Lien except as provided herein or (ii) acquire a first priority perfected security interest in such Purchased Asset in accordance with Section 2.4(e). No effective financing statement or other instrument similar in effect covering any Purchased Asset or the Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Buyer relating to this Agreement or otherwise as provided under the Receivables Funding Agreement.

         (p) Security Interest. The Seller has granted a security interest to the Buyer in the Purchased Assets, which is enforceable in accordance with the UCC. Upon the filing of financing statements naming the Buyer as secured party and the Seller as debtor, the Buyer shall have a first priority perfected security interest in the Purchased Assets under the UCC. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Buyer in the Purchased Assets have been (or prior to the applicable Purchase hereunder will be) made.

         (q) Separate Entity. The Buyer is operated as an entity with assets and liabilities distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that each Agent and the Lenders under the Receivables Funding Agreement are entering into the transactions contemplated by the Receivables Funding Agreement in reliance upon the Buyer's identity as a separate legal entity from the Seller and from each such Affiliate of the Seller.

         (r) Value Given. The cash payments received by the Seller in respect of the Purchase Price of each Contract sold hereunder constitutes reasonably equivalent value in consideration for the transfer to the Buyer of such Contract under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer, and such transfer was not and is not voidable or subject to avoidance under any section of the Bankruptcy Code.

         (s) Reports Accurate. Each report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), exhibit, financial statement, document, book, or record furnished or to be furnished by the Seller to the Buyer in connection with this Agreement is and will be true, complete and correct in all respects as of the date it is or shall be dated and (except as otherwise disclosed to the Buyer at such time) as of the date so furnished.

         (t) Exchange Act Compliance. No proceeds of the sale of any Purchased Assets will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (u) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any certificate or other document furnished by the Seller pursuant hereto or in connection herewith is true and correct in all material respects.

         (v) Compliance with Laws; Consents. The Seller complies and has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties (including without limitation, all applicable environmental requirements) and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Seller or its property, and has and maintains all permits, licenses, authorizations, registrations, approvals and consents of all Persons and Governmental Authorities (the "Consents") for (A) the activities and business of the Seller as currently conducted and as proposed to be conducted, (B) the ownership, use, operation and maintenance by the Seller of its properties, facilities and assets and (C) the performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party and that have been executed and delivered on or prior to such Purchase Date. Without limiting the generality of the prior representation, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Consent applicable to the Seller, except where such conditions or events would not, separately or in the aggregate, have a material adverse effect on (1) the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents to which the Seller is a party and that have been executed and delivered on or prior to such Purchase Date, (2) the validity or enforceability of this Agreement or any of the other Transaction Documents to which the Seller is a party and that have been executed and delivered on or prior to such Transfer Date, (3) the Contracts or the other Purchased Assets or the interests of the Buyer or Lenders therein, or (4) the federal income tax attributes of the sale and assignment or contribution of the Contracts.

         (w) Taxes. The Seller has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, fees, assessments and other governmental charges due from the Seller. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment, or other governmental charge. Any taxes, fees, assessments and other governmental charges payable by the Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents to which the Seller is a party and that have been executed and delivered on or prior to such Purchase Date and the transactions contemplated hereby or thereby have been paid or shall have been paid when due, at or prior to such Purchase Date.

         (x) Material Adverse Effect. There has occurred no event which has or is reasonably likely to have a material adverse effect on the Seller's operations, including its ability to perform its obligations under this Agreement or the other Transaction Documents to which the Seller is a party and that have been executed and delivered on or prior to such Purchase Date in its individual capacity, as Servicer or otherwise, since the date of the consolidated and consolidating balance sheets of the Seller required to be delivered by the Servicer to the Agents pursuant to the Receivables Funding Agreement;

         (y) Intellectual Property. The Seller is licensed or otherwise has the lawful right to use all patents, trademarks, service marks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to its financial condition, business, operations and assets, individually or taken as a whole.

         (z) Financial Statements. (A) The audited balance sheets of the Seller as of September 30, 1999 delivered prior to such Purchase Date, have been certified without qualification by the Seller's independent certified public accountants, and copies of which have been furnished to the Buyer and each Agent, are complete and correct in all material respects and fairly present the financial condition, business, operations and assets of the Seller as of the date thereof, all in accordance with GAAP, (B) the unaudited balance sheets for each fiscal quarter in the period since the most recent balance sheets referred to in clause (A) above and ended at least 45 days prior to the date thereof, copies of which have been furnished to the Buyer and each Agent, are complete and correct in all material respects and fairly present the financial condition, business, operations and assets of the Seller as of the last day of such fiscal quarters for the periods ended on such dates, all in accordance with GAAP, and
(C) since the last date for which a balance sheet of the Seller has been delivered to the Buyer and each Agent, there has been no material adverse change in any such condition, business, operations or assets.

         (aa) ERISA Liabilities. The Seller has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the PBGC under ERISA, each pension plan or profit sharing plan to which the Seller or any Affiliate is a party has been administered and fully funded in accordance with the obligations of the Seller under law and as set forth in such plan, and the Seller has complied with the applicable provisions of ERISA in effect as of such Purchase Date.

         (bb) Business Decision. The Seller has valid business reasons for transferring its interests in the Contracts rather than obtaining a loan with the Contracts as collateral.

         (cc) Maintain Books and Records. The articles of incorporation or bylaws of the Seller require it to maintain (A) books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders.

         (dd) Year 2000 Plan. The Seller has initiated a review and assesment of its computing systems and believes that all computer applications that are material to its or any of its Affiliates' business or operations are reasonably expected on a timely basis to be able to perform properly date sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (ee) Representations and Warranties for Benefit of the Agents. Each of the representations and warranties of the Seller contained in this Agreement, the Sale Papers and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date is true and correct in all material respects, and the Seller hereby makes each such representation and warranty to, and for the benefit of each Agent and the Lenders as if the same were set forth in full herein.

         It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the sale and assignment or contribution of the Purchased Assets to the Buyer, (y) any subsequent transfer of the Purchased Assets by the Buyer (including its grant of a first-priority perfected security interest in, to and under the Purchased Assets pursuant to the Receivables Funding Agreement) and (z) the termination of this Agreement and the Receivables Funding Agreement, and shall continue so long as any Purchased Asset shall remain outstanding. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to each Agent immediately upon obtaining knowledge of such breach.

         Section 4.2 Seller's Representations and Warranties Regarding the Contracts.

         The Seller hereby represents and warrants to the Buyer, as of each Purchase Date with respect to the Contracts transferred to the Buyer on such date that:

         (a) Eligibility of Contracts. As of the applicable Cut-Off Date, (i) the Contract List and the computer file or microfiche or written list delivered in connection therewith is an accurate and complete listing of all the Contracts transferred hereunder and the information contained therein with respect to the identity of such Contracts and the amounts owing thereunder is true, correct and complete, (ii) each such Contract is an Eligible Contract, (iii) each such Contract and the Seller's interest in the related Equipment, as appropriate, has been transferred to the Buyer free and clear of any Lien of any Person (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller and (iv) with respect to each such Contract, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of such Contract and the related Equipment to the Buyer have been duly obtained, effected or given and are in full force and effect.

         (b) No Fraud. Each such Contract was originated without any fraud or material misrepresentation on the part of the Seller or, to the best of the Seller's knowledge, on the part of the Obligor.

         (c) Compliance with Laws. All requirements of applicable federal, state and local laws, and regulations thereunder including, without limitation (to the extent applicable), those relating to usury, truth-in-lending, real estate settlement procedure, land sales, the offer and sale of securities, consumer credit protection and equal credit opportunity or disclosure, in respect of such Contract and the financing of the related financed assets thereunder, have been complied with in all material respects, and such Contract and the financing of the related financed assets thereunder complied at the time such Contract was originated or made and now comply in all respects with all applicable legal requirements.

         (d) Binding Contracts. Based upon due and diligent investigation and inquiry by the Seller, each Contract represents the genuine, legal, valid and binding obligation of the Obligor thereon, enforceable in accordance with its terms, except as enforceability may be limited by Insolvency Laws and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law. Based upon due and diligent investigation and inquiry by the Seller, all parties to each such Contract had full legal capacity to execute and deliver such document and, as to Obligor parties owning any of the financed assets, to grant the security interest purported to be granted thereby. All amounts represented to be payable under the Contract are, in fact, payable in accordance with the provisions thereof.

         (e) Solvent Obligor. The Seller has no knowledge nor has it received any notice that any Obligor in respect of any such Contract is then a debtor in any state or federal bankruptcy or insolvency proceeding.

         (f) Marked Files. The Seller's (or Seller's servicer's) servicing records relating to such Contract are clearly and unambiguously marked to show that such Contract is being assigned to the Buyer on and as of the related Purchase Date.

         (g) Contract File. There exists a Contract File delivered to the Buyer for delivery to the Collateral Custodian upon the related Purchase Date. Each document in the related Contract File which is required to be signed by an Obligor has been signed by such Obligor in the appropriate spaces. All blanks on any form executed by an Obligor or the related seller have been properly completed in all material respects, and each form has otherwise been correctly prepared in all material respects.

         (h) No Waiver, Relief or Modification. The financed assets and other collateral, if any, securing related Contract have not been released from any such lien in whole or in part, except by instruments or documents identified in the Contract File delivered to the Custodian. No provisions of such Contract have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Contract File delivered to the Custodian.

         (i) Origination Valid. No such Contract was originated in, is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the pledge, transfer and assignment of such Contract.

         (j) Title to Contracts. The Seller is the sole owner of and has good, valid and indefeasible title to each such Contract and is conveying and assigning such Contract as of the Purchase Date free and clear of any Lien and any other encumbrance, and the Seller has not done anything to convey any right to any Person other than the Buyer that would result in such Person having a right to payments due under the Contract or otherwise to impair the rights of the Seller or the Buyer in such Contract or the proceeds thereof except only for any Liens which have been released as of the Purchase Date.

         (k) Filings Made. All filings required to be made in any jurisdiction in order to perfect the Seller's ownership interest in such Contract and the conveyance thereof to the Buyer have been, or promptly following the Purchase Date shall be, submitted for filing to be recorded with all appropriate governmental authorities in all jurisdictions in which such filings are required.

         (l) No Default. To the best of the Seller's knowledge there exists no existing or ongoing material default, breach, violation or event of default under the terms of such Contract, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event of default under the terms of such Contract, and there has been no waiver of any of the foregoing.

         (m) Insurance. The Seller will use its best efforts to ensure that each Obligor maintains an Insurance Policy with respect to the related Equipment in an amount at least equal to the sum of the Discounted Contract Balance of the related Contract and, at the request of any Agent, shall ensure that each such Insurance Policy in respect of Equipment with an original acquisition cost in excess of $75,000 names each Agent, for the benefit of the Lenders, as loss payee and as an insured thereunder. Additionally, the Seller will require that each Obligor maintain property damage liability insurance during the term of each Contract in amounts and against risks customarily insured against by the Obligor on equipment owned by it.

         It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the sale and assignment or contribution of the Purchased Assets to the Buyer, (y) any subsequent transfer of the Purchased Assets by the Buyer (including its grant of a first-priority perfected security interest in, to and under the Purchased Assets pursuant to the Receivables Funding Agreement) and (z) the termination of this Agreement and the Receivables Funding Agreement, and shall continue so long as any Purchased Asset shall remain outstanding. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to each Agent immediately upon obtaining knowledge of such breach.

         Section 4.3 Representations and Warranties of the Buyer.
                     -------------------------------------------

         The Buyer hereby represents and warrants to the Seller, as of each Purchase Date, that:

         (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties and conduct its business as such properties is presently conducted and now has all necessary power, authority and legal right to acquire own and sell the Assets, and to execute, deliver and perform its obligations under this Agreement, the Transaction Documents and each of the Sale Papers.

         (b) Due Qualification. The Buyer is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or have such licenses and approvals has not had and would not be reasonably expected to have a material adverse effect on its ability to perform its obligations hereunder or under the Sale Papers.

         (c) Due Authorization. The execution and delivery of this Agreement and each of the Sale Papers and the consummation of the transactions provided for herein or therein have been duly authorized by the Buyer by all necessary corporate action on the part of the Buyer.

         (d) No Conflicts. The execution and delivery of this Agreement and each of the Sale Papers, the performance of the transactions contemplated hereby or thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Buyer is a party or by which it or any of its property is bound.

         (e) No Violation. The execution and delivery of this Agreement and each of the Sale Papers, the performance of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof (including, without limitation, the purchase of Purchased Assets by the Buyer in accordance with the provisions of this Agreement) will not conflict with or violate any Applicable Law.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Sale Papers, or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Buyer of its obligations under this Agreement or any of the Sale Papers.

ARTICLE V

COVENANTS

         Section 5.1  Affirmative Covenants of Seller.
                      -------------------------------

         (a) Compliance with Laws; Preservation of Corporate Existence; Maintenance of Licenses. The Seller hereby agrees to comply in all material respects with all Applicable Laws, the Contracts, the Equipment and the other Purchased Assets. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered and that remain in full force and effect. The Seller will maintain its corporate existence, rights, franchises, qualifications and privileges. The Seller shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business and which have any continuing effect on the status or value of any Purchased Asset.

         (b) Delivery of Collections. The Seller agrees to deliver to the Servicer or otherwise deposit or cause to be deposited into the Collection Account promptly (but in no event later than two (2) Business Days after receipt) all Collections received by the Seller. Until so deposited, all such Collections shall be held in trust for the Managing Agents by the Seller.

         (c) Fulfill Contract Obligations. The Seller will duly fulfill all obligations on its part to be fulfilled under or in connection with each Contract, will not change or modify the terms of the Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Buyer, any Agent or the Lenders in the Contract or the other Purchased Assets. In the event that the rights of the Seller under any Contract, any guaranty of the related Obligor's obligations under any Contract, or any Insurance Policy are not assignable or have not, in fact, been assigned to the Buyer or to the Administrative Agent, the Seller will enforce such rights on behalf of the Buyer and the Administrative Agent.

         (d) Accounting of Transfers. For federal income tax, reporting and accounting purposes, the Seller will treat the transfer of each Purchased Asset as an absolute sale and assignment or capital contribution, as the case may be, of its full right, title and interest in such Purchased Asset to the Buyer.

         (e) Notice of Adverse Claim. The Seller shall advise the Buyer and the Administrative Agent promptly, in reasonable detail, (i) of any material adverse claim known to it made or asserted against any of the Purchased Assets, (ii) of any determination that a Contract was not an Eligible Contract at the time of transfer hereunder, and (iii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Purchased Assets or on the validity of the transfers under this Agreement.

         (f) Notice of Material Event. The Seller shall promptly inform the Buyer and the Administrative Agent in writing of the occurrence of any of the following:

                  (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Seller or with respect to or in connection with all or any portion of the Purchased Assets, involving potential damages or penalties in an uninsured amount in excess of $100,000 in the aggregate;

                  (ii) any change in the location of the Seller's principal office or any change in the location of the Seller's books and records;

                  (iii) the commencement or threat of any rule making or disciplinary proceedings or any proceedings instituted by or against the Seller in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or the promulgation of any proceeding or any proposed or final rule which, if adversely determined, would have a material adverse effect with respect to the Seller;

                  (iv) the commencement of any proceedings by or against the Seller under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Seller or any of its assets; or

                  (v) the receipt of notice that (A) the Seller is being placed under regulatory supervision, or (B) any license, permit, charter, registration or approval necessary for the conduct of the Seller's business with respect to any Purchased Asset is to be, or may be, suspended or revoked, or (C) the Seller is to cease and desist any practice, procedure or policy employed by the Seller in the conduct of its business, if such cessation may have a material adverse effect with respect to the Seller.

         (g) Separate Identity. The Seller agrees that:

                  (i) the Seller shall maintain corporate records and books of account separate from those of the Buyer;

                  (ii) the annual financial statements of the Seller shall disclose the effects of the Seller's transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Buyer could be available to pay creditors of the Seller or any other Affiliate of the Seller;

                  (iii) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;

                  (iv) the Seller shall maintain an arm's-length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;

                  (v) the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer (except to the extent that such Assets may be commingled by the Seller in its capacity as Servicer under the Receivables Funding Agreement);

                  (vi) the Seller will conduct its business solely in its own name or registered assumed name through its duly authorized officers or agents so as not to mislead others as to the identity of the Seller; and

                  (vii) the Seller will avoid the appearance of conducting business on behalf of the Buyer or that the assets of the Seller are available to pay the creditors of the Buyer.

         (h) Cooperation with Requests for Information or Documents. The Seller will cooperate fully, but at the Buyer's sole cost and expense, with all reasonable requests of the Buyer regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Lenders and the Agents to carry out its responsibilities under the Transaction Documents.

         (i) Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due the non-payment, performance or discharge of which would have a material adverse effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an adverse claim against any of its properties.

         (j) Copies of Other Information. The Seller will deliver to the Buyer and each Agent:

                  (i) promptly, but in any event within ten (10) Business Days after the filing thereof, a copy of (a) each report or other filing made by the Seller or any Subsidiary with the Securities and Exchange Commission (the "SEC") and required by the SEC to be delivered to the shareholders of the Seller or any such Subsidiary, and (b) each report and final registration statement of the Seller or any Subsidiary filed with the SEC; and

                  (ii) promptly, from time to time, such other information, documents, records or reports respecting the Contracts or the conditions or operations, financial or otherwise, of the Seller (including, without limitation, reports and notices relating to the Seller's actions under and compliance with ERISA and the Investment Company Act) as the Buyer or any Agent may from time to time request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Buyer under or as contemplated by this Agreement and the other Transaction Documents.

         (k) Credit and Collection Policy. The Seller will (i) comply in all material respects with the Credit and Collection Policy in regard to each Contract in the Asset Pool, and (ii) furnish to the Buyer and each Agent, prior to its effective date, prompt notice of any material change in the Credit and Collection Policy. The Seller will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy.

         (l) Financial Projections. The Seller shall deliver to the Administrative Agent the Financial Projections no later than 30 days after the Closing Date.

         (m) RLI Debt. After an initial public offering, the Seller and RLI shall convert $30,000,000 from Subordinated Debt to equity in the Seller; provided, however, the Seller shall obtain the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) with respect to any terms concerning the Subordinated Debt that is not converted into equity pursuant to this clause (m).

         (n) Year 2000 Compatibility. The Seller shall modify its computer and other systems to operate in a manner such that on and after January 1, 2000 (i) the Seller can service the

Contracts in accordance with the terms of this Agreement and (ii) the Seller can operate its business in the same manner as it is opeation on the date hereof. The Seller shall certify in wrting to the Servicer, Backup Servicer or any Agent no later than August 31, 1999 that it is in compliance with this Section 5.1(n).

         Section 5.2 Negative Covenants of Seller.
                     ----------------------------

         (a) Contracts Not to be Evidenced by Promissory Notes. The Seller will take no action to cause any Contract which is not as of the applicable Purchase Date evidenced by an instrument to be so evidenced except in connection with the enforcement or collection of such Contract.

         (b) Security Interests. Except for the transfers hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract or related Equipment transferred hereunder (other than Permitted Liens), whether now existing or hereafter transferred hereunder, or any interest therein, and Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder, other than Permitted Liens. The Seller will immediately notify the Buyer of the existence of any Lien on any Contract or related Equipment transferred hereunder; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Contracts and related Equipment transferred hereunder, against all claims of third parties; provided, however, that nothing in this Section 5.2(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Contracts or related Equipment transferred hereunder.

         (c) Activities of the Seller. The Seller shall not engage in any business or activity of any kind with the Buyer, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking with the Buyer, which is not directly related to the transactions contemplated and authorized by this Agreement, the Receivables Funding Agreement and the certificate of incorporation of the Buyer.

         (d) Guarantees. The Seller shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of the Buyer, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

         (e) Merger; Sales. The Seller shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement and the Transaction Documents.

         (f) Location of Seller, Records; Instruments. The Seller (x) shall not move outside the Commonwealth of Pennsylvania, the location of its chief executive office, without 30 days' prior written notice to the Buyer and each Agent and (y) shall not move the location of the

Contract Files from the locations thereof on the initial Purchase Date, without 30 days' prior written notice to the Buyer and the Agents and (z) will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC) of each relevant jurisdiction in order to continue the first priority perfected security interest of the Buyer in all Purchased Assets transferred hereunder. The Seller will give the Buyer and the Agents prompt notice of a change within the Commonwealth of Pennsylvania of the location of its chief executive office. The Seller shall, for not less than two years or for such longer period as may be required by law, from the date on which any Contract arose, maintain the Records with respect to each Contract, including records of all payments received. The Seller will permit representatives of the Buyer, the Servicer or any Agent at any time and from time to time during normal business hours of the Seller, as the Buyer, the Servicer or such Agent shall reasonably request (but at any time if a Termination Event shall have occurred and be continuing), (i) to inspect and make copies of and abstracts from such records (at the sole cost and expense of the Seller, the Servicer or such Agent, as the case may be), and (ii) to visit the properties of the Seller utilized in connection with the collection, processing or servicing of the Contracts for the purpose of examining such Records, and to discuss matters relating to the Contracts, Purchased Assets or the Seller's performance under this Agreement or the affairs, finances and accounts of the Seller with any of its officers or employees having knowledge of such matters. In connection therewith, the Seller agrees to render to any Agent such clerical and other assistance as may reasonably be requested with regard to the foregoing. Further, the Seller or any Agent may institute procedures to permit it at its expense to confirm the Obligor outstanding balances in respect of any Contracts. If a Termination Event under the Receivables Funding Agreement shall have occurred and be continuing, promptly upon request therefor, the Seller shall assist the Buyer in delivering to the Agents records reflecting activity through the close of business on the Business Day immediately preceding such Termination Event.

         (g) ERISA Matters. The Seller will not (a) engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and
Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to an Multiemployer Plan that the Seller may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller under ERISA or the Code.

         (h) Nature of Business. The Seller will engage in no business with the Buyer other than the sale and transfer of Purchased Assets hereunder and the other transactions permitted or contemplated by this Agreement.

         (i) Change in the Purchase and Sale Agreement. The Seller will not amend, modify, waive or terminate any terms or conditions of this Agreement except as provided herein.

         (j) Special Purpose Entity. The Seller agrees that, for a period of one year and one day after the Aggregate Unpaids have been paid in full, the Seller will not cause the Buyer to file a voluntary petition or institute, cause to be instituted or join in any involuntary petition or proceeding under the Bankruptcy Code or any other bankruptcy or insolvency laws. It is the intention of the Seller that the Purchased Assets be acquired by the Buyer and that the beneficial interest in and legal title to the Purchased Assets not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

         (k) No Further Transfers. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any adverse claim upon or with respect to, or assign any right to receive income in respect of any Contract transferred hereunder, or upon or with respect to the account in which any Collections of any such Contract are deposited.

         (l) No Modification. The Seller shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Purchased Asset from and after its Purchase Date.

         (m) No Change in Payment Instructions. The Seller shall not, after any Purchase Date, make any change in its instructions to Obligors regarding payments to be made to the Buyer or payments to be deposited to the account into which any Collections in respect of any Contracts are deposited.

         (n) Articles of Incorporation and Bylaws. The Seller shall not amend, supplement or otherwise modify in any material respect its articles of incorporation or bylaws (or permit any of the foregoing) in any way which would result in a breach of any representation or warranty or a violation of any covenant or obligation hereunder.

         (o) Failure to Take Action. The Seller shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Agreement or the Transaction Documents that are material to the rights, benefits or obligations of the Buyer or the Lenders (however, nothing herein shall be construed to constitute a guarantee of collectibility by the Seller); (ii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Contracts; or
(iii) fail to pay any tax, assessment, charge, fee or other obligation of the Seller with respect to the Contracts, or fail to defend any action, if such failure to pay or defend may adversely affect the validity or enforceability of the assignment of the Contracts to the Buyer hereunder or the right, title or interest which the Seller had in the Contracts prior to their assignment to the Buyer hereunder.

ARTICLE VI

SUBSTITUTION OF CONTRACTS

         Section 6.1 Substitution of Contracts.
                     -------------------------

         On any day prior to the occurrence of a Purchase Termination Event, the Buyer may, and upon the request of the Administrative Agent shall, subject to the conditions set forth in this Section 6.1, request that any Contract subject to a Warranty Event or that becomes a Defaulted Contract, a Casualty Loss Contract or an Early Termination Contract be replaced with one or more Eligible Contracts (each, a "Substitute Contract"), provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

         (a) the Buyer has previously notified the Buyer in writing (with a copy to each Agent and the Collateral Custodian) that the Contract to be replaced should be replaced;

         (b) each Substitute Contract is an Eligible Contract on the date of substitution;

         (c) after giving effect to any such substitution, the aggregate Advances Outstanding does not exceed the lesser of the (i) Borrowing Base and
(ii) the Facility Limit;

         (d) the aggregate Discounted Contract Balance (at the applicable Hedged Discount Rate) of such Substitute Contracts shall be equal to or greater than the aggregate Discounted Contract Balances (at the Blended Discount Rate as of the date of the substitution) of Replaced Contracts;

         (e) such Substitute Contracts, at the time of substitution by the Seller, shall have approximately the same weighted average life as the replaced Contracts;

         (f) all representations and warranties of the Seller contained in Sections 4.1 and 4.2 of the shall be true and correct as of the date of substitution of any such Substitute Contract;

         (g) the substitution of any Substitute Contract does not cause a Termination Event to occur;

         (h) if the aggregate of the Discounted Contracted Balances of all Substituted Contracts for Defaulted Contracts on such day and all prior days does not exceed 5% of the ADCB on the date of such substitution;

         (i) if the aggregate of the Discounted Contract Balances of all Substituted Contracts on such day and all prior days excluding Substituted Contracts which replace Early Termination Contracts does not exceed 10% of the ADCB on the date of such substitution;

         (j) the Seller shall deliver to the Buyer and each Managing Agent on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date; and

         (k) after giving effect to any such substitution, none of the Portfolio Concentration Criteria are exceeded.

         In connection with any such substitution, the Buyer shall, automatically and without further action, be deemed to transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Buyer in, to and under such Replaced Contract, and the Buyer shall be deemed to represent and warrant that it has the corporate authority and has taken all necessary corporate action to accomplish such transfer, but without any other representation or warranty, express or implied. Any right of the Buyer to substitute any Contract pursuant to this Section 6.1 shall be in addition to, and without limitation of, any other rights or remedies that the Buyer may have to require the Seller to substitute for, or accept retransfer of, any Contract pursuant to the terms of this Agreement.

ARTICLE VII

PURCHASE TERMINATION EVENTS

         Section 7.1  Purchase Termination Events.
                      ---------------------------

         Each of the following events shall constitute a Purchase Termination Event (a "Purchase Termination Event") under this Agreement:

         (a) either Abraham Bernstein or Crit DeMent shall cease to be employed by the Seller in a senior management position and a successor satisfactory to the Managing Agents is not appointed within 60 days;

         (b) the Tangible Net Worth of the Servicer shall (i) prior to an initial public offering by the Servicer, on any day be less than $30,000,000, which amount shall be increased each calendar quarter, beginning July 1, 1999 for the quarter ended June 30, 1999, by an amount equal to (A) 75% of the immediately preceding quarter's net income (with no downward adjustment for losses) and (B) 100% of any proceeds from any new equity or (ii) subsequent to an initial public offering by the Servicer, on any day be less than the sum of
(A) total shareholder's equity immediately prior to such initial public offering, calculated in accordance with GAAP (B) the net proceeds of such initial public offering and (C) the amount of Subordinated Debt that RLI converts into equity after such initial public offering minus the sum of (x) intangibles calculated in accordance with GAAP and (y) $2,000,000; provided, however that the amount of Subordinated Debt that RLI converts into equity pursuant to clause (ii)(C) above shall be at least $30,000,000; provided, further that the amount under this clause (ii) shall be increased each calendar quarter after such initial public offering by an amount equal to 75% of net income;

         (c) the Seller shall make any payment on the Subordinated Debt prior to the Collection Date;

         (d) the sum of the balances outstanding under the 1996 Note and the 1998 Note shall at any time be less than $5,000,000 and/or the balance outstanding under the 1999 Note shall at any time be less than $38,000,000;

         (e) the Seller shall amend, modify, restate, supplement or otherwise modify the RLI Agreements without the prior written consent of the Administrative Agent;

         (f) the Seller shall to cease maintain Committed Facilities of $400,000,000 and such failure continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller by the Buyer or any Agent and (ii) the date on which the Seller becomes aware thereof;

         (g) the ratio of EBIT to Interest Expense of the Seller and its Subsidiaries shall be less than 1:15 at any time;

         (h) on any day, the Leverage Ratio of the Originator shall be 6.0 or more;

         (i) failure on the part of the Seller to observe or perform any of its covenants or agreements set forth in this Agreement, which failure has a material adverse effect on the interests of the Buyer, the Agents or any Lender and which continues unremedied for a period of 30 days or more after the earlier of (A) written notice thereof shall have been given by the Buyer or any Agent to the Seller or (B) the Seller shall have otherwise become aware of such failure; provided, that only a five Business Day cure period shall apply in the case of a failure by the Seller to observe its covenants not to grant a security interest or otherwise intentionally create a Lien on the Contracts other than pursuant to the Transaction Documents;

         (j) any representation, warranty or certification made by the Seller in this Agreement, any Sale Paper or any other Transaction Document to which it is a party or in any certificate delivered pursuant thereto shall prove to have been incorrect when made, which has a Material Adverse Effect on the Lenders and which continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Seller by the Buyer or any Agent and (ii) the date on which the Seller becomes aware thereof;

         (k)      the occurrence of an Insolvency Event relating to the Seller;

         (l) the rendering against the Seller of one or more final judgments, decrees or orders for the payment of money in excess of U.S. $1,000,000 individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 61 consecutive days without a stay of execution;

         (m) the failure of the Seller to make any payment due with respect to aggregate recourse debt or other obligations with an aggregate principal amount exceeding U.S. $5,000,000 or the occurrence of any event or condition that would permit acceleration of such recourse debt or other obligations if such event or condition has not been waived;

         (n) any change in the control of the Seller other than in accordance with Section 9.12;

         (o) any other financial information reasonably requested by the Buyer or any Agent in accordance with this Agreement is not reasonably provided as requested.

ARTICLE VIII

INDEMNIFICATION

         Section 8.1  Indemnification by the Seller.
                      -----------------------------

         Without limiting any other rights that the Buyer, any Agent, the Backup Servicer, the Collateral Custodian, the Lenders, any assignee of the Buyer or any of such Persons' respective shareholders, officers, employees, agents, or Affiliates (each an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), but excluding allocations of overhead expenses or other non-monetary damages, arising out of or as a result of this Agreement or the making of any Advance or in respect of any Asset or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of the applicable Indemnified Party, and (b) recourse (except with respect to payment and performance of obligations provided for in this Agreement) for Defaulted Contracts. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any Purchased Asset treated as or represented by the Seller to be an Eligible Contract which is not at the applicable time an Eligible Contract;

                  (ii) reliance on any representation or warranty made or deemed made by the Seller or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                  (iii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Asset, the related Contract, or the nonconformity of any Asset, the related Contract with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Buyer or to transfer to the Buyer the Assets, together with all Collections, free and clear of any adverse claim whether existing at the time of any Purchase or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, whether at the time of any Purchase or at any subsequent time;

                  (vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Asset which is, or is purported to be, a Purchased Asset (including, without limitation, a defense based on such Asset or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Asset or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Seller or any Affiliate thereof to perform its respective duties under the Contracts;

                  (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Asset or Contract;

                  (ix) the failure by Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise, transfer or personal property taxes payable in connection with the Purchased Assets;

                  (x) the commingling of Collections of Purchased Assets at any time with other funds;

                  (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or reinvestments or the ownership of the Purchased Assets or in respect of any Asset or Contract; or

                  (xii) any attempt by any Person to void or otherwise avoid any Purchase under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

         The parties hereto agree that the provisions of Section 8.1 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the related Obligor on any Contract.

         Section 8.2  Assignment of Indemnities.
                      -------------------------

         The Seller acknowledges that, pursuant to the Receivables Funding Agreement, the Buyer may assign its rights of indemnity granted hereunder to the Lenders, each Agent. Upon such assignment, the Lenders and each Agent, as applicable, shall have all rights of the Buyer hereunder and may in turn assign such rights. The Seller agrees that, upon such assignment, any of the Lenders, any Agent or the assignee of any such Person, as applicable, may enforce directly, without joinder of the Buyer, the indemnities set forth in this
Article VIII.

ARTICLE IX

MISCELLANEOUS PROVISIONS

         Section 9.1 Amendment.
                     ---------

         This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only by an instrument in writing signed by the Buyer and the Seller, with the prior written consent of the Agents. The Buyer shall provide not less than 10 Business Days' prior written notice of any such amendment to the Agents.

         Section 9.2  Governing Law; Waiver of Jury Trial.
                      -----------------------------------

         (o) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         (p) THE PARTIES HERETO EACH HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 9.3  Notices.
                      -------

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile, telex and express mail) and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

         Section 9.4 Severability of Provisions.
                     --------------------------

         If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the Sale Papers.

         Section 9.5 Assignment.
                     ----------

         (a) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 9.5 or by the Receivables Funding Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Administrative Agent as agent for the Lenders under the Receivables Funding Agreement as provided in the Receivables Funding Agreement, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Administrative Agent as agent for the Lenders under the Receivables Funding Agreement and the Administrative Agent, as agent for the Lenders under the Receivables Funding Agreement and the Administrative Agent, in such capacity shall be a third party beneficiary hereof. The Administrative Agent as agent for the Lenders under the Receivables Funding Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.

         (b) This Agreement may not be assigned by the Seller except in connection with a merger or consolidation of the Seller with or into, or disposition of the Seller's properties and assets to, another Person; provided, however, that any such merger, consolidation or disposition shall satisfy the requirements of Section 9.12. In connection with any permitted assignment of this Agreement by the Seller other than to the Agent, the Seller shall deliver to the Buyer and the Agent an Officer's Certificate that such assignment complies with this Section 9.5, and shall cause such assignee to execute an agreement supplemental hereto, in form and substance satisfactory to the Seller, pursuant to which such assignee shall expressly assume and agree to the performance of every covenant and obligation of the Seller hereunder, to provide for the delivery of an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to such assignee, and to take such other actions and execute such other instruments as may reasonably be required to effectuate such assignment.

         Section 9.6 Further Assurances.
                     ------------------

         The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the Sale Papers, including, without limitation, the execution of any financing statements, continuation statements, termination statements, releases or equivalent documents relating to the Contracts for filing under the provisions of the UCC or other laws of any applicable jurisdiction. In addition, the Seller agrees to reasonably cooperate with S&P or Moody's in connection with any review of the transactions contemplated hereby or by the Transaction Documents which may be undertaken by S&P or Moody's after the date hereof. The Seller hereby authorizes the Buyer and the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any one of the Purchased Assets without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Purchased Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

         Section 9.7  No Waiver; Cumulative Remedies.
                      ------------------------------

         No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 9.8 Counterparts.
                     ------------

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 9.9 Binding Effect; Third-Party Beneficiaries.
                     -----------------------------------------

         This Agreement shall inure to the benefit of and the obligations hereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, as agent for the Lenders pursuant to Section 9.5, and any other permitted assigns shall be third-party beneficiaries of this Agreement, but, in the absence of such other permitted assigns, no party (other than the Administrative Agent, as agent for the Lenders) is intended as a third party beneficiary hereof.

         Section 9.10 Merger and Integration.
                      ----------------------

         Except as specifically stated otherwise herein, this Agreement and the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, there are no other agreements between the parties for transactions relating to or similar to the transactions contemplated by this Agreement, and all prior understandings, written or oral, are superseded by this Agreement.

         Section 9.11 Headings and Exhibits.
                      ---------------------

         The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         Section 9.12 Merger or Consolidation of, or Assumption of the
                      ------------------------------------------------
Obligations of, the Seller.
--------------------------

         The Seller shall not consolidate with or merge into any other corporation or Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer and the Administrative Agent, the performance of every covenant and obligation of the Seller hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or shall benefit from such right, as would apply, to the extent practicable, to such successor entity);

                  (ii) the Seller shall have delivered to the Buyer and the Administrative Agent an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 9.12 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel satisfactory to the Buyer and the Administrative Agent that such supplemental agreement is legal, valid and binding with respect to the successor entity, that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia, and that all UCC filings or amendments necessary to preserve the interest of the Buyer and the Administrative Agent following such consolidation, merger, transfer or conveyance have been made; and

                  (iii) after giving effect thereto, no Termination Event under the Receivables Funding Agreement or an event which with notice or lapse of time or both would constitute such a Termination Event thereunder shall have occurred.

         Section 9.13 Costs, Expenses and Taxes.
                      -------------------------

         (a) The Seller agrees to pay on demand all costs and expenses of the Buyer incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and out-of-pocket expenses, if any (including reasonable counsel fees and expenses), incurred by the Buyer in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

         (b) The Seller shall pay on demand any and all stamp, sales, excise, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any agreement or other document delivered in connection with this Agreement.

         Section 9.14 Recourse Against Certain Parties.
                      --------------------------------

         (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Seller or any incorporator, officer, employee or director of the Seller or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Seller or any incorporator, officer, employee or director of the Seller or of any such administrator, as such, or any other them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Seller and each incorporator, officer, employee or director of the Seller or of any such administrator, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.14(a) shall survive the termination of this Agreement.

         (b) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Buyer or any incorporator, officer, employee or director of the Buyer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Buyer or any incorporator, officer, employee or director of the Buyer or of any such administrator, as such, or any other them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Buyer and each incorporator, officer, employee or director of the Buyer or of any such administrator, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.14 (b) shall survive the termination of this Agreement.

         Section 9.15 Setoff.
                      ------

         (a) The Seller's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Buyer, VFCC, the Administrative Agent, any Lender or any assignee, all of which rights are hereby waived by the Seller.

          (b) The Buyer shall have the right to set-off against the Seller any amounts to which the Seller may be entitled and to apply such amounts to any claims the Buyer may have against the Seller from time to time under this Agreement. Upon any such set-off, the Buyer shall give notice of the amount thereof and the reasons therefor to the Seller.

         Section 9.16 Rights of Inspection.
                      --------------------

         The Buyer and its representatives and assigns may conduct at any reasonable time, with reasonable notice, and from time to time, and the Seller will fully cooperate with, a reasonable number of field examinations and audits of the inventory, Contracts and business affairs of the Seller each calendar year. Each such inspection shall be at the sole expense of the Buyer and its representatives and successors and assigns; provided, however, that following a Purchase Termination Event, the Seller shall reimburse the Buyer or its representative, successor or assign for its reasonable expenses incurred in connection with two (2) such inspections per calendar year. The Buyer and its representatives and successors and assigns acknowledge that in exercising the rights and privileges conferred in this Section 9.16 it or its representatives or assigns may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Seller has a proprietary interest. The Buyer and its representatives and successors and assigns agree that (i) they shall retain in strict confidence and shall use their best efforts to ensure that their representatives retain in strict confidence and will not disclose without the prior written consent of the Seller any or all of such information, practices, books, correspondence and records furnished to them and (ii) that they will not, and will use their best efforts to ensure that their representatives and assigns will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Seller, unless such information is generally available to the public or is required by law to be disclosed.

         Section 9.17 Termination.
                      -----------

         This Agreement shall continue in full force and effect until the occurrence of a Purchase Termination Event; provided, however, that all representations, warranties, remedies and indemnities of the Seller herein shall survive the termination of this Agreement.

                             [Signatures to Follow]

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                                   FIDELITY LEASING SPC IV, INC.


                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                       1255 Wright's Lane
                                                       West Chester, PA 19380
                                                       Attention:
                                                       Fax:
                                                       Phone:

                                                   FIDELITY LEASING, INC.


                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                      1255 Wright's Lane
                                                      West Chester, PA 19380
                                                      Attention:
                                                      Fax:
                                                      Phone:

                                   SCHEDULE I


                                LIST OF CONTRACTS


                          [to be provided by Fidelity].
                           --------------------------

                                                                     SCHEDULE II


                        TRADENAMES, FICTITIOUS NAMES AND
                            "DOING BUSINESS AS" NAMES

                                                                       EXHIBIT A


                               FORM OF ASSIGNMENT



         ASSIGNMENT, dated as of ____________ from FIDELITY LEASING, INC. (the "Seller") to FIDELITY LEASING SPC IV (the "Buyer").

         1. We refer to the Purchase and Sale Agreement, dated as of July 14, 1999 (the "Agreement"), by and between the Seller and the Buyer. All capitalized terms used herein shall have the meanings set forth in the Agreement.

         2. The Seller does hereby convey, set over and assign to the Buyer, without recourse, all of the Seller's right, title and interest in and to the following, in each case whether now or hereafter existing or in which the Seller now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Purchased Assets"):

                  (i) the Contracts that are owned by the Seller and that are listed on the applicable Contract List, together with all Collections and all monies due or to become due in payment of such Contracts after the related Cut-Off Date, and any payments in respect of a Casualty Loss or early termination, but excluding any Scheduled Payments due on or prior to the related Cut-Off Date and any Excluded Amounts;

                  (ii) the Equipment related to such Contracts including all proceeds from any sale or other disposition of such Equipment;

                  (iii) the Contract Files related to such Contracts;

                  (iv) all payments made or to be made in the future specifically with respect to such Contracts or the Obligor thereunder and under any guarantee or similar credit enhancement with respect to such Contracts;

                  (v) all Insurance Proceeds with respect to such Contracts; and

                  (vi) all income and Proceeds of the foregoing.

         3. Simultaneously with the execution and delivery hereof the Seller has delivered to or at the direction of the Buyer such endorsements and assignments, made without recourse, of the Contract Files as are necessary to properly complete the absolute assignment of the Purchased Assets to the Buyer.

         4. THIS CERTIFICATE OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

         IN WITNESS WHEREOF, the Seller has caused this Assignment to be executed by its authorized officer as of the date first above written.


                                                      FIDELITY LEASING, INC.




                                                      By:_______________________
                                                         Name:
                                                         Title:

                                                                         ANNEX I

                         Conditions Precedent Documents

         (i) Copies of resolutions of the board of directors of the Seller approving the execution, delivery and performance of the Agreement and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Seller.

         (ii) A copy of an officially certified document evidencing the due organization and good standing of the Seller in each applicable jurisdiction.

         (iii) Copies of the certificate or articles of incorporation and by-laws of the Seller certified by the secretary or an assistant secretary of the Seller.

         (iv) Filed UCC-1 financing statements executed by the Seller as debtor, naming the Buyer as secured party, listing the Purchased Assets and the related security, whether now existing or hereafter acquired, as collateral, meeting the requirements of the laws of each jurisdiction in which it is necessary or desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or desirable, to perfect the conveyance of the Purchased Assets and the related security to the Buyer.

         (v) Opinions of counsel to the Seller, dated the Closing Date, in form and substance satisfactory to the Buyer.

         (vi) Executed counterparts of this Agreement executed on behalf of the Seller.

         (vii) A certificate from a Responsible Officer of the Seller dated the Closing Date certifying (A) that the representations, warranties and covenants of the Seller contained in this Agreement, and the statements contained in any certificate furnished thereunder by the Seller are true and correct as of the Closing Date; (B) that no proceeding is pending which would prohibit consummation of the transactions contemplated hereby and (C) the names and signatures of the incumbent officers of the Seller authorized to sign this Agreement and each other document to be delivered by it hereunder.

         (viii)   The initial Contract List.